Oil For America

Post Office Box 1154
Dickinson, ND 58602
Phone: 701-483-5982
Fax: 701-483-5984
www.oilforamerica.com

May 6, 2008

Dan Bauer
President and CEO
Western Standard Energy Corp.
2 Sheraton Street
London W1F 8BH
United Kingdom

Re: Venture to Acquire Bakken Prospects in North Dakota Memorandum of Intent

Dear Dan,

I propose the following as the terms of the Memorandum of Intent:

1. Oil For America has identified 1,280 acre Bakken formation prospects in Stark County, North Dakota. Each of these prospects has secondary objectives in the Lodgepole formation. These prospects are located within areas included within East Dickinson Oil and Gas Company contracts with Oil For America.

2. Western Standard Energy Corp. wishes to acquire one Bakken formation prospect which has a secondary objective in the Lodgepole formation, and have the option to acquire three additional Bakken formation prospects which also have secondary objectives in the Lodgepole formation.

3. Oil For America, in cooperation with East Dickinson Oil and Gas Company, will disclose the location and details of the 1280 acre Bakken formation prospect to Western Standard Energy Corp and the expected cost to acquire the 1,280 acres.

4. Within two weeks of the disclosure of the location and details of the 1,280 acre Bakken formation prospect to Western Standard Corp., it may elect to advance the cost to acquire the prospect or decline. If Western Energy Standard Corp. declines, it shall have no further rights to any of the prospects.

5. After the leases are acquired by Oil For America for the 1,280 acre Bakken formation prospect, Oil For America will promptly assign the leases to

Western Standard Energy Corp. subject only to the landowners' royalties and a back in working interest to Oil For America of 20% after payout.

6. East Dickinson Oil and Gas Company, though its wholly owned EDOG Drilling Company, will act as operator when a well is drilled.

7. If Western Standard Energy Corp. drills the Bakken formation prospect, it will also earn the right to acquire the three additional Bakken formation prospects on the same terms.

8. Western Standard Energy Corp. will have no obligation to drill the prospect, but in the event it does not drill the Bakken formation prospect before the leases expire, Western Standard Energy Corp. will have no further rights to the any of the prospects.

If the Memorandum of Intent is correct, please indicate your agreement by executing the statement below returning a fax of the signed original to me.

Sincerely,

Robert J. Angerer, Sr.
Manager
Oil For America, LLC

East Dickinson Oil and Gas Company agrees with the terms of Memorandum of Intent.

Robert J. Angerer, Jr.
President
East Dickinson Oil and Gas Company

Western Standard Energy agrees with the terms of Memorandum of Intent.

Dan Bauer, President and CEO
Western Standard Energy Corp.